United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 21, 2024

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $0.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.       Entry Into a Material Definitive Agreement.

On October 21, 2024, Pineapple Energy Inc. (“Pineapple” or the “Company”) entered into a At The Market Offering Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (“Roth” or the “Sales Agent”). Pursuant to the Sales Agreement, the Sales Agent will act as the Company’s agent with respect to an offering and sale, at any time and from time to time, of the Company’s common stock, par value $0.05 per share (the “Shares”). The Company has authorized the sale, at its discretion, of Shares in an aggregate offering amount up to $10,000,000 under the Sales Agreement. Sales of the Shares, if any, will be made in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will use commercially reasonable efforts consistent with normal trading and sales practices.

The Shares will be sold and issued pursuant to the Company’s Registration Statement on Form S-3 which was filed on August 25, 2022 with, and declared effective on September 2, 2022 by, the Securities and Exchange Commission (File No. 333-267066, the “Registration Statement”), and a related prospectus, as supplemented by a prospectus supplement related to the Company’s “at the market offering”. Concurrently herewith, we are filing a prospectus supplement (the “Prospectus Supplement”), dated October 21, 2024, with the U.S. Securities and Exchange Commission in connection with the offer and sale of the Shares. We are not obligated to make any sales of Shares under the Sales Agreement and no assurance can be given that we will sell any Shares under the Sales Agreement, or, if we do, as to the price or amount of Shares that we will sell, or the dates on which any such sales will take place.

The Company or the Sales Agent, under certain circumstances and upon notice to the other, may suspend the offering of the Shares under the Sales Agreement. The offering of the Shares pursuant to the Sales Agreement will terminate upon the sale of Shares in an aggregate offering amount equal to $10,000,000, or sooner if either the Company or the Sales Agents terminate the Sales Agreement.

The Company will pay the Sales Agent a cash commission in an amount up to 3.0% of the gross proceeds from each sale of Shares sold pursuant to the Sales Agreement, and will reimburse the Sales Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate.

The Company made certain customary representations, warranties and covenants in the Sales Agreement concerning the Company and its subsidiaries and the Registration Statement, prospectus, Prospectus Supplement and other documents and filings relating to the offering of the Shares. In addition, the Company has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Shares to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s Registration Statement, and its Prospectus Supplement related thereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares nor shall there be any sale of Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinion of Rimon P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
5.1	Legal Opinion of Rimon P.C..
10.1	At The Market Offering Agreement dated as of October 21, 2024, between Pineapple Energy Inc. and Roth Capital Partners, LLC
10.4	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
23.1	Consent of Rimon P.C. (included in Exhibit 5.1)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC.

	By:	/s/ James Brennan
James Brennan Chief Operating Officer

Date: October 21, 2024